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                                                                     EXHIBIT 2.7

                              CONTINUING GUARANTEE

         THIS CONTINUING GUARANTEE (this "GUARANTEE"), executed this 13th day of July, 2004, is executed by Vista Labs Incorporated, a California corporation (the "GUARANTOR"), in favor of the persons and entities listed on the Schedule of Lenders attached hereto as EXHIBIT A (each, a "LENDER" and collectively, the "LENDERS").

                                    RECITALS

         A. MicroTel International Inc., a Delaware corporation (the "BORROWER"), and the Lenders are parties to the Stock Purchase Agreement of even date herewith (the "STOCK PURCHASE AGREEMENT") relating to the purchase by Borrower of all of the issued and outstanding shares of common stock of Larus Corporation, a California corporation ("LARUS"), from the Lenders.

         B. The execution and delivery of this Guarantee by Guarantor is a condition and inducement to the willingness of Borrower and Lenders to enter into the Stock Purchase Agreement.

         C. Guarantor is an affiliate of Borrower and will derive substantial direct and indirect benefits from the performance of the Stock Purchase Agreement and the transactions contemplated thereby.

         NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

         1. DEFINITIONS; CERTAIN MATTERS OF CONSTRUCTION. For the purpose of this Guarantee, (a) unless otherwise set forth herein, capitalized terms or matters of construction deemed or established in any of the Long Term Notes are applied herein as defined or established therein and (b) the following terms have the respective meanings set forth below:

                  "BORROWER" has the meaning specified in the recitals to this Guarantee.

                  "CLAIM" has the meaning specified in SECTION 8.

                  "COLLATERAL" has the meaning set forth in the Security Agreement.

                  "COLLATERAL AGENT" has the meaning set forth in the Security Agreement.

                  "GUARANTEE" means this Continuing Guarantee, including any and all amendments, modifications and supplements.

                  "GUARANTEE OBLIGATIONS" means all liabilities and obligations of Guarantor to Collateral Agent and Lenders as set forth in this Guarantee, whether now existing or hereafter arising.

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                  "GUARANTEE TERMINATION DATE" means the date on which all
Obligations with respect to all of the Long Term Notes cease to be outstanding and the then due and payable Obligations and Guarantee Obligations have been completely satisfied and all Obligations in the nature of a performance obligation have been performed.

                  "GUARANTOR" has the meaning specified in the introductory paragraph of this Guarantee.

                  "INDEMNIFIED PERSON" has the meaning specified in SECTION 8.

                  "LARUS" has the meaning specified in the recitals to this Guarantee.

                  "LENDERS" means each of those persons and entities that are referenced in EXHIBIT A hereto, and, if all or any part of the Obligations are transferred, endorsed or assigned by Lenders to any Person or Persons, including, without limitation, any Transferees pursuant to SECTION 9.9, "Lenders" shall be deemed to refer equally to that Person or Persons.

                  "LIEN" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien (including judgment liens, liens of mechanics, suppliers and other Persons for the provision of goods or services, and all other liens arising under statute, common law or judicial interpretation), liens securing any claim (including reclamation claims), security interest, easement or encumbrance, preference, priority or other security agreement or other preferential arrangement of any kind or nature whatsoever intended or having the effect of providing security for an obligation (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of, or agreement to give, any financing statement perfecting a security interest under the California Uniform Commercial Code or comparable law of any jurisdiction).

                  "LONG TERM NOTES" shall have the meaning set forth in the Stock Purchase Agreement.

                  "OBLIGATIONS" means all loans, advances, debts, guarantees, liabilities and obligations, for monetary amounts (whether or not those amounts are liquidated or determinable) owing by Borrower to Lenders under the Long Term Notes, and all covenants and duties regarding those amounts of any kind or nature, present or future, contingent or liquidated, whether or not evidenced by any note, agreement or other instrument, the payment or performance of which is provided for or arises now or hereafter under the Long Term Notes, or any Related Agreement, including all interest, fees, charges, expenses, attorneys' fees and any other sum chargeable to Borrower thereunder.

                  "PERSON" means any individual, trustee, sole proprietorship, partnership, limited liability company or partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

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                  "RELATED AGREEMENTS" means the Security Agreement and this
Guarantee, as those agreements may from time to time be amended, restated, supplemented or otherwise modified.

                  "SECURITY AGREEMENT" means the Security Agreement of even date herewith executed by Guarantor in favor of Lenders and Collateral Agent, as amended or restated from time to time.

                  "STOCK PURCHASE AGREEMENT" has the meaning specified in the recitals to this Guarantee.

                  "TRANSFEREE" has the meaning specified in SECTION 9.9.

         2. THE GUARANTEE.

                  2.1 GUARANTEE OF THE OBLIGATIONS.

                           (a) In consideration of the extensions of credit
pursuant to the Long Term Notes and all other financial accommodations to or for the benefit of Borrower and Guarantor, and for other valuable consideration, the receipt of which Guarantor hereby acknowledges, Guarantor hereby unconditionally and irrevocably guarantees to Lenders and their respective successors, endorsees, transferees and assigns the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations, whether now or hereafter existing, and whether for principal, interest, fees, expenses or otherwise, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (including in all cases all amounts which would become due but for the operation of the provisions of any bankruptcy law).

                           (b) This Guarantee constitutes a guarantee of payment
and performance when due and not of collection, and Guarantor specifically agrees that it shall not be necessary or required that Lenders or any of their respective successors, endorsees, transferees or assigns assert any claim or demand or enforce any remedy whatsoever against Borrower or any other Person before or as a condition to the obligations of Guarantor under this Guarantee.

                  2.2 ABSOLUTE GUARANTEE. The Guarantee Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, or be deemed to be satisfied by, nor shall Guarantors be exonerated, discharged or released (by virtue of the provisions of Sections 2809, 2819, 2845, 2848, 2849 or 2850 of the California Civil Code or any other law, rule, arrangement or relationship) by, any of the following events:

                           (a) Lenders' exercise or enforcement of, or failure
or delay in exercising or enforcing, legal proceedings to collect the Obligations or the Guarantee Obligations or any power, right, or remedy with respect to any of the Obligations or the Guarantee Obligations, including: (i) any suspension of Lenders' right to enforce against Borrower, Guarantor or any other guarantor of the Obligations or the Guarantee Obligations; or (ii) any change in the time, manner, or place of payment of, or in any other term of, any or all of the Obligations or the Guarantee Obligations, or any other amendment to, or waiver of, the Long Term Notes, any Related Agreement or any other agreement or instrument governing or evidencing any of the Obligations or the Guarantee Obligations;

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                           (b) any insolvency, bankruptcy, reorganization,
arrangement, adjustment, composition, assignment for the benefit of creditors, appointment of a receiver or trustee for all or any part of Borrower's or Guarantor's assets or of the assets of any other guarantor of the Obligations, liquidation, winding-up or dissolution of Borrower, Guarantor or any other guarantor of the Obligations;

                           (c) any limitation, discharge, cessation or partial
satisfaction of the Obligations, the Guarantee Obligations or the obligations of any other guarantor of the Obligations, whether by operation of any statute, regulation or rule of law or otherwise (but other than full satisfaction) regardless of the intervention or omission of Lenders, or any invalidity, voidability, unenforceability or irregularity, or future change to or amendment of, in whole or in part, this Guarantee, the Long Term Notes, any other Related Agreement or any other document evidencing any Obligations or Guarantee Obligations;

                           (d) any merger, acquisition, consolidation or change
in structure of Borrower, Guarantor or any other guarantor of the Obligations; or any sale, lease, transfer or other disposition of any or all of the assets or shares of Borrower, Guarantor or any other guarantor of the Obligations;

                           (e) any assignment or other transfer, in whole or in
part, of Lenders' interest in and rights under the Long Term Notes or any Related Agreement, including this Guarantee, or of Lenders' interest in the Obligations or the Guarantee Obligations;

                           (f) any claim, defense, counterclaim or setoff on the
part of Borrower including, but not limited to, any defense or incapacity, disability or lack of corporate or other authority to execute any documents relating to the Obligations, the Guarantee Obligations or any other guarantee of the Obligations;

                           (g) any cancellation, renunciation or surrender of
any pledge, guarantee or any debt instrument evidencing the Obligations or the Guarantee Obligations other than full satisfaction of the Obligations and the Guarantee Obligations;

                           (h) Lenders' vote, claim, distribution, election,
acceptance, action or inaction in any bankruptcy or reorganization case related to the Obligations or the Guarantee Obligations;

                           (i) any other action or circumstances that might
otherwise constitute a defense available to, or a legal or equitable discharge of, any surety, guarantor or pledgor other than Guarantor; or

                           (j) the fact that any of the Obligations or the
Guarantee Obligations may arise out of any agreement or transaction that may be unenforceable in whole or in part, it being agreed by Guarantor that the Guarantee Obligations shall not be discharged until the Guarantee Termination Date (and then after the Guarantee Termination Date, the Guarantee Obligations shall be subject to reinstatement under SECTION 5).

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                  2.3 DEMAND BY LENDERS. In addition to the terms set forth in
SECTIONS 2.1 AND 2.2, and in no manner imposing any limitation on those terms, it is expressly understood and agreed that, if any of the Obligations are declared to be or otherwise become immediately due and payable, then Guarantor shall, upon demand in writing therefor by Collateral Agent or any of the Lenders to Guarantor, immediately pay the Guarantee Obligations to all Lenders in the manner described under SECTION 7. Payment by Guarantor shall be made to Lenders to be credited and applied to the Obligations, in immediately available funds in lawful money of the United States of America to an account designated in writing by Collateral Agent or Lenders. Any payment received by Lenders with respect to the Obligations shall reduce the Guarantee Obligations by the amount of the payment.

                  2.4 GUARANTOR WAIVERS. In addition to any other waivers contained herein, Guarantor waives and agrees as follows:

                           (a) The Guarantee Obligations are the immediate,
direct, primary, and absolute liabilities of Guarantor, and are independent of, and not co-extensive with, the Obligations or the obligations of any other guarantor. Guarantor expressly waives any right he may now or in the future have (pursuant to Sections 2845 and 2850 of the California Civil Code or any other law, rule, arrangement or relationship) to require Lenders to, and Lenders shall not have any obligations to, first pursue or enforce against Borrower any of the properties or assets of Borrower or any other security, guarantee or pledge that may now or hereafter be held by Lenders for the Obligations or for the Guarantee Obligations, or to apply the security, guarantee or pledge to the Obligations or to the Guarantee Obligations, or to pursue any other remedy in Lenders' power that Guarantor may or may not be able to pursue himself and that may lighten Guarantor's burden.

                           (b) Lenders shall not be under any obligation to
marshal any assets in favor of Guarantor or in payment of any or all of the Obligations or the Guarantee Obligations.

                           (c) Except as specifically provided in SECTION 2.3 or
as otherwise provided for in this Guarantee or applicable law, Guarantor waives, to the fullest extent permitted by applicable law: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of the Long Term Notes or any or all of the Related Agreements; (ii) all rights to notice and a hearing prior to Lenders' taking possession or control of, or to Lenders' replevy, attachment or levy upon, or any bond or security which might be required by any court prior to allowing Lenders to exercise any of their remedies; (iii) the benefit of all evaluation, appraisal and exemption laws; (iv) notice of any extension, modification, renewal or amendment of any of the terms of the Long Term Notes or any Related Agreement relating to the Obligations or the Guarantee Obligations;
(v) notice of the occurrence of any default or event of default with respect to the Obligations, the Guarantee Obligations or otherwise; and (vi) notice of any exercise or non-exercise by Lenders of any right, power or remedy with respect to the Obligations or the Guarantee Obligations.

                           (d) Guarantor acknowledges that he has been advised
by counsel of their choice with respect to this Guarantee, the Long Term Notes and the Related Agreements and the transactions evidenced hereby and thereby.

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                           (e) Guarantor agrees that until the Guarantee
Termination Date it shall have no right of subrogation, reimbursement, indemnity or contribution, all of which Guarantor expressly waives.

                           (f) If Lenders may, under applicable law, proceed to
realize their benefits under the Long Term Notes or any Related Agreement, then Lenders may, at their sole option, determine which of their remedies or rights they may pursue without affecting any of their rights and remedies under this Guarantee. If Lenders bid at any foreclosure or trustee's sale or at any public or private sale permitted by law, Lenders may bid all or less than the amount of the Obligations or the Guarantee Obligations and the amount of the bid need not be paid by Lenders but shall be credited and applied as set forth in SECTION 7. The amount of the successful bid at any sale, whether Lenders or any other party (including Guarantor) is the successful bidder, shall be deemed to be prima facie evidence of the fair market value of the assets purchased and the amount remaining after application of the bid amount in the manner set forth in SECTION 7 shall be deemed to be prima facie evidence of the amount of the Guarantee Obligations guaranteed under this Guarantee, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lenders might otherwise be entitled but for the bidding at any such sale.

                           (g) Guarantor waives and agrees that it shall not at
any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of the Guarantee Obligations or the enforcement by Lenders of this Guarantee.

                           (h) A separate action or actions may be brought and
prosecuted by Lenders against Guarantor whether or not an action is brought against Borrower, or whether Borrower is joined in any action or actions.

                  2.5 ADDITIONAL WAIVERS. Guarantor expressly acknowledges that:

                           (a) In addition to the waivers set forth in SECTION
2.4, Guarantor also expressly, knowingly and intentionally waives and relinquishes any and all rights, defenses or benefits that Guarantor may have based upon an election of remedies by Lenders which in any manner impairs, affects, reduces, releases, destroys or extinguishes Guarantor's subrogation rights or Guarantor's rights to proceed against Borrower or against any other Person or any security for the Guarantee Obligations by way of subrogation, indemnity, contribution, reimbursement or otherwise. In particular, Guarantor agrees that this Guarantee will remain fully effective and that Guarantor will be liable to Lenders for any Guarantee Obligations.

                           (b) Until all Obligations have been performed in
full, Guarantor shall not have any right to subrogation, and Guarantor expressly waives (i) any right (pursuant to Section 2848 of the California Civil Code or any other law, rule, arrangement or relationship) to enforce any remedy which Lenders now have or may hereafter have against Borrower and (ii) any benefit of, and any right to participate in (pursuant to Section 2849 of the California Civil Code or any other law, rule, arrangement or relationship), any security now or hereafter held by Lenders. Guarantor also agrees that this Guarantee will remain fully effective and Guarantor will be liable to Lenders for any Guarantee Obligations.

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                  2.6 WAIVERS OF DEFENSES. Guarantor waives any defense based upon or arising by reason of: (a) any defense of Borrower or any other Person, other than payment in full; (b) the cessation of liability or limitation from any cause whatsoever of the Obligations or any portion thereof, other than payment in full; (c) any lack of authority of any agent or other person acting or purporting to act on behalf of Borrower, or any defect in the formation of Borrower; (d) the application by Borrower of the proceeds of the Obligations for purposes other than the purposes represented to, or intended or understood by, Lenders or Guarantor; (e) any act or omission by Lenders that directly or indirectly results in or aids the discharge of Borrower or any portion of the Obligations by operation of law or otherwise; or (f) any modification of the Obligations in any form whatsoever, including the renewal, extension, acceleration or other change in time for payment of the Obligations, or other change in the terms of the Obligations or any part thereof, including increase or decrease of the rate of interest thereon; PROVIDED, HOWEVER, that nothing herein shall result in or effectuate an increase in the amount of the Obligations or Guarantee Obligations for which Guarantor shall be responsible beyond which is contemplated by this Guarantee and the Long Term Notes absent consent of the Guarantor.

                  2.7 BENEFITS OF GUARANTEE. The provisions of this Guarantee are for the benefit of Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein shall impair, as among Borrower, Guarantor and Lenders, the Obligations. No transfer, endorsement or assignment shall increase or diminish any of the Guarantee Obligations hereunder. This Guarantee binds Guarantor, and Guarantor may not assign, transfer or endorse this Guarantee. If all or any part of the Obligations are transferred, endorsed or assigned by Lenders to any Person or Persons, any reference to "Lenders" herein shall be deemed to refer equally to that Person or Persons.

                  2.8 CONTINUING GUARANTEE. Guarantor agrees that (a) this is a continuing guarantee, (b) this Guarantee shall remain in full force and effect until the Guarantee Termination Date (and may be reinstated after the Guarantee Termination Date pursuant to SECTION 5) and (c) the Guarantee Obligations hereunder shall extend to each and every extension or renewal, if any, of the Obligations; PROVIDED, HOWEVER, that nothing herein shall result in or effectuate an increase in the amount of the Obligations or Guarantee Obligations for which Guarantor shall be responsible beyond which is contemplated by this Guarantee and the Long Term Notes absent consent of the Guarantor.

                  2.9 SUBORDINATION.

                           (a) Guarantor hereby agrees that, until the Guarantee
Termination Date (and for any period during which this Guarantee is reinstated pursuant to SECTION 5), all obligations and all indebtedness of Borrower to Guarantor and any and all present and future indebtedness regardless of its nature or manner of origination now or hereafter to become due and owing by Borrower to Guarantor (collectively, the "SUBORDINATED INDEBTEDNESS"), are hereby subordinated and postponed and shall be inferior, in all respects, to the Guarantee Obligations.

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                           (b) In no circumstance shall any Subordinated
Indebtedness be entitled to any collateral security; PROVIDED, that if any collateral security exists, Guarantor hereby agrees that any now existing or hereafter arising Lien upon any of the assets of Borrower in favor of Guarantor, whether created by contract, assignment, subrogation, reimbursement, indemnity, operation of law, principles of equity or otherwise, shall be junior and inferior to, and is hereby subordinated in priority to any now existing or hereafter arising Liens in favor of Lenders, regardless of the time, manner or order of creation, attachment or perfection of the respective Liens.

                           (c) Guarantor hereby agrees that it shall not: (i)
assert, collect, accept payment on or enforce any of the Subordinated Indebtedness or take collateral or other security to secure payment of the Subordinated Indebtedness until the Guarantee Termination Date (and for any period during which this Guarantee is reinstated pursuant to SECTION 5); (ii) demand payment of, accelerate the maturity of or declare a default or event of default under the Subordinated Indebtedness until the Guarantee Termination Date (and for any period during which this Guarantee is reinstated pursuant to SECTION 5); (iii) cause or permit Borrower to make or give, or receive or accept, payment in any form (direct or indirect, including by transfer to an affiliate or subsidiary of Borrower or Guarantor) on account of the Subordinated Indebtedness, or make any transfers in respect of the Subordinated Indebtedness, or give any collateral security for the Subordinated Indebtedness. Any payment, transfer or collateral security so made or given by Borrower and received or accepted by Guarantor shall be held in trust by Guarantor for Collateral Agent and Lenders, and Guarantor shall immediately turn over, in kind, any such payment to Collateral Agent for application in reduction of, or (in the case of property other than cash) as security for, the Guarantee Obligations.

                  2.10 NO SETOFF, DEFENSE OR COUNTERCLAIM. Guarantor represents, warrants and agrees that, as of the date of this Guarantee, the Guarantee Obligations are not subject to any setoff or defense of any kind against Lenders or Borrower, and Guarantor specifically waives its rights to assert any such defense or right of setoff. Guarantor further agrees that the Guarantee Obligations shall not be subject to any counterclaims or setoffs against Lenders or counterclaims, setoffs or defenses against Borrower that may arise in the future.

         3. FURTHER ASSURANCES. Guarantor agrees that it will, at its expense, upon the reasonable written request of Lenders, from time to time, promptly execute and deliver to Lenders any additional instruments or documents considered necessary by Lenders to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.

         4. PAYMENTS FREE AND CLEAR OF TAXES. Any and all payments by or on behalf of Guarantor shall be made, in accordance with this SECTION 4, free and clear of and without deduction for any and all present or future taxes. If Guarantor is required by law to deduct any taxes from or in respect of any sum payable hereunder to Lenders, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4), Lenders receive an amount equal to the sum they would have received had no deductions been made,
(ii) Guarantor shall make the deductions and (iii) Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Upon request by Collateral Agent or Lenders, Guarantor shall


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furnish to Collateral Agent or Lenders a receipt for any taxes paid by Guarantor pursuant to this SECTION 4 or, if no taxes are payable with respect to any payments required to be made by Guarantor hereunder, either a certificate from each appropriate taxing authority or an opinion of counsel, which opinion and counsel shall be acceptable to Collateral Agent, in either case stating that the payment is exempt from or not subject to taxes. If taxes are properly paid by Collateral Agent or Lenders as a result of payments under this Guarantee, Guarantor will, upon demand of Collateral Agent, indemnify Collateral Agent and Lenders for the payments, together with any interest, penalties and reasonable expenses in connection therewith plus interest thereon at a rate agreed between Collateral Agent and Guarantor.

         5. REINSTATEMENT. This Guarantee shall remain in full force and effect and continue to be effective, as the case may be, if at any time payment or performance of the Obligations or the Guarantee Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by Lenders, or any other obligee of the Obligations or the Guarantee Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though the payment or performance had not been made. If any payment or part thereof is avoided, rescinded, reduced, restored or returned, the Obligations or the Guarantee Obligations, as the case may be, shall be reinstated and deemed reduced only by the amount paid and not so avoided, rescinded, reduced, restored or returned.

         6. DEFAULTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default (as defined in the Long Term Notes), Lenders may declare all of the Guarantee Obligations, immediately and without demand, notice or legal process of any kind, to be, and the Guarantee Obligations shall immediately become, due and payable, and then, or at any subsequent time, Lenders may exercise any or all of their rights and remedies under this Guarantee, the Long Term Notes or any Related Agreement and under applicable law, and may, in addition:

                           (a) make demand upon Guarantor for the payment of the
Guarantee Obligations; and

                           (b) resort to Collateral for payment of the Guarantee
Obligations, without notice, declaration or demand by Collateral Agent or Lenders to the extent not prohibited by applicable law.

         7. APPLICATION OF PAYMENTS. Any payment made by Guarantor under this Guarantee shall be applied (i) first, to the satisfaction of Guarantor's indemnification liabilities pursuant to SECTION 8, (ii) second, to the payment of Obligations with respect to accrued but unpaid interest on the Long Term Notes on a pro rata basis based on the respective aggregate outstanding principal amounts of each Long Term Note, (iii) third, to the payment of the principal amount of the Long Term Notes on a pro rata basis based on the respective aggregate outstanding principal amounts of each Long Term Note, and
(iv) fourth, to all other outstanding Obligations.

         8. INDEMNIFICATION. Guarantor shall: (i) indemnify and hold harmless Lenders and their respective affiliates, officers, partners, directors, employees, attorneys and agents (each, an "INDEMNIFIED PERSON") from and against any and all suits, actions, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities, expenses and taxes (including reasonable attorneys' fees and disbursements and other out-of-pocket costs of investigations or defense, including those incurred upon any appeal) (each, a "CLAIM") that may be instituted or asserted against or incurred by an

Indemnified Person (A) as the result of credit having been extended under the Long Term Notes and the Related Agreements, (B) in connection with or arising out of the transactions contemplated hereunder and thereunder or (C) in connection with any action to enforce payment of the Guarantee Obligations regardless of whether the Indemnified Person is a party to any Claim; and (ii) reimburse each Indemnified Person, immediately upon the Indemnified Person's demand, for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any Claim, whether commenced or threatened (whether or not the Indemnified Person is a party to any action or proceeding out of which any expenses arise); PROVIDED, HOWEVER, that Guarantor shall not be liable for any indemnification to an Indemnified Person to the extent that any Claim results solely from an Indemnified Person's gross negligence or willful misconduct. NEITHER LENDERS NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF ANY OTHER PARTY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH ANY OTHER PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LONG TERM NOTES AND/OR ANY RELATED AGREEMENT OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The liabilities of Guarantor under this SECTION 8 shall survive the termination of this Guarantee.

         9. MISCELLANEOUS.

                  9.1 ENTIRE AGREEMENT; AMENDMENTS. This Guarantee, together with the Long Term Notes and the Related Agreements (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and (b) may not be amended or supplemented except by a writing signed by Lenders and the Collateral Agent.

                  9.2 SECTION TITLES. The Section titles contained in this Guarantee are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  9.3 SEVERABILITY. If any one or more of the provisions contained in this Guarantee is determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of that provision or provisions in every other respect, and the remaining provisions of this Guarantee, shall not be in any way impaired.

                  9.4 CONFLICT OF TERMS. If any provision of this Guarantee is inconsistent with any provision of the Long Term Notes or any Related Agreement, the provision of the Long Term Notes or the Related Agreement, as the case may be, shall govern and control.

                  9.5 NON-WAIVER. None of the liabilities of Guarantor, and no right or remedy of Lenders under this Guarantee, shall be deemed to have been suspended or waived by Lenders, nor shall Lenders be estopped from asserting any right or remedy, by Lenders' conduct or oral statements, but any suspension or waiver of any right or remedy by Lenders must be in writing and signed by Lenders. Any suspension or waiver by Lenders of any of their respective rights or remedies under this Guarantee shall not suspend or waive any prior or subsequent right or remedy, whether of the same or of a different type.

                  9.6 GUARANTEE TERMINATION DATE. This Guarantee is a continuing Guarantee that shall remain in full force and effect until the Guarantee Termination Date, at which time this Guarantee shall terminate and be of no further force and effect, subject to the reinstatement provisions of SECTION 5.

                  9.7 LIMITATION OF LIABILITY. Neither Lenders nor any of their respective officers, directors, partners, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Guarantee.

                  9.8 GOVERNING LAW. In all respects, including all matters of construction, validity and performance, this Guarantee and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in that state, without regard to principles of conflicts of laws.

                  9.9 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Guarantee by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties ("TRANSFEREE") hereto. Lenders may assign any and all of their rights under this Guarantee, the Long Term Notes and the Related Agreements to any Transferee in connection with any assignment of all or any portion of any Long Term Note and upon assignment the Transferee shall be entitled to all of the rights of Lenders hereunder and under any applicable Related Agreement to the same extent as if the Transferee were an original party hereto. Guarantor may not assign or transfer its obligations under this Guarantee.

         IN WITNESS WHEREOF, Guarantor has caused this Continuing Guarantee to be executed as of the day and year first above written.


                                GUARANTOR

                                Vista Labs Incorporated,
                                a California corporation



                                By:      /S/ CARMINE T. OLIVA
                                    --------------------------------------------
                                    Carmine T. Oliva, Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                               SCHEDULE OF LENDERS


                                                                     PRINCIPAL
                LENDER'S NAME AND ADDRESS                         AMOUNT OF NOTE
                -------------------------                         --------------

Noel McDermott, as Trustee of the Noel C. McDermott Revocable     $1,680,000
Living Trust dated December 18, 1995
502 Village Circle
Santa Cruz, CA  95060

Warren P. Yost and Gail A. Yost, as Co-Trustees Under             $1,320,000
Declaration of Trust dated March 9, 1988
10324 Miner Place
Cupertino, CA  95014


                                      A-1